77 Q (1) Additional Exhibits


August 26, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read Item 77K of Kalmar Pooled Investment Trust's Form
N-SAR dated August 26, 2014, and we agree with the statements made therein.
Yours truly,
/s/ Deloitte & Touche LLP